EXHIBIT 99.1

NEWS RELEASE
For Immediate Release

Number: 05-26

XTO ENERGY APPOINTS LANE COLLINS AND VAUGHN VENNERBERG

TO THE BOARD OF DIRECTORS

FORT WORTH, TX (August 16, 2005) – The Board of Directors of XTO Energy (NYSE-XTO) announces that Dr. Lane G. Collins, 65, and Vaughn O. Vennerberg II, 51, have been appointed as Directors.

Dr. Collins has served as an advisory director to the Company since 1998 and has been a respected professor of accounting at Baylor University since 1978. Mr. Vennerberg has also served as an advisory director since 2000 and is currently Senior Executive Vice President and Chief of Staff at XTO Energy.

“The stewardship and actions of our Board continues to deliver leading growth for the Company and prosperity for the shareholders. Lane and Vaughn have provided critical expertise, experience and leadership in this success from their advisory positions. Today, I am proud to announce that XTO has strengthened its team for the future by welcoming these gentlemen to our Board of Directors,” stated Bob R. Simpson, Chairman and Chief Executive Officer.

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President &	Senior Vice President
	Chief Financial Officer	Investor Relations & Finance
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

This release can be found at the Company Web site at www.xtoenergy.com